Exhibit 10.2

GREAT AMERICAN GROUP, LLC GUARANTY

This GREAT AMERICAN GROUP, LLC GUARANTY (this “Guaranty”), dated as of May 29, 2008, is entered into by Great American Group, LLC, a California limited liability company (“Guarantor”), in favor of Garrison Special Opportunities Fund LP., a Delaware limited partnership (“GSOP”), Gage Investment Group, LLC, a Delaware limited liability company (“GAGE” and together with GSOP, the “Lenders”) and Garrison Loan Agency Services LLC (“Administrative Agent” and together with the Lenders, the “Financing Parties”).

RECITALS

The Guarantor is the sole member of Great American Group Energy Equipment, LLC (the “Borrower”). The Borrower, the Lenders and the Administrative Agent entered into a Credit Agreement, dated as of May 29, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make a Loan to Borrower upon the terms and subject to the conditions set forth therein.

The Financing Parties require that Guarantor execute and deliver this Guaranty in favor of the Financing Parties (i) in order to secure, to the limited extent provided herein, the payment, observance and performance of the Guaranteed Principal Obligations as defined in Section 2(a) below, the Guaranteed Operating Expenses Obligations as defined in Section 2(b) below and (ii) as a condition precedent to the Lenders’ obligation to make a Loan to Borrower pursuant to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Financing Parties to enter into the Credit Agreement and to induce the Lenders to make a Loan to Borrower pursuant to the Credit Agreement, Guarantor hereby agrees with the Financing Parties as follows:

1. Defined Terms.

(a) Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings specified therefor in the Credit Agreement.

(b) The words “hereof,” “herein” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) “Limited Principal Guaranty Cap” shall mean, as of any date of determination, an amount equal to $1,200,000.

(e) “Limited Operating Expenses Guaranty Cap” shall mean, as of any date of determination, an amount equal to $700,000.

2. Guaranty.

(a) Guarantor, irrevocably and unconditionally guarantees, as primary obligor, and not merely as surety, the due and punctual payment in full of the outstanding principal amount of the Loans payable by the Borrower to the Financing Parties under the Credit Agreement (collectively, the “Guaranteed Principal Obligations”) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise, provided, however that the Guarantor shall not be required to make payments in respect of the Guaranteed Principal Obligations in excess of the Limited Principal Guaranty Cap.

(b) Guarantor, irrevocably and unconditionally guarantees, as primary obligor, and not merely as surety, the due and punctual payment in full of the Operating Expenses payable by the Borrower pursuant to Section 5.01(b) of the Credit Agreement (collectively, the “Guaranteed Operating Expenses Obligations”) when the same shall become due and payable, provided, however that the Guarantor shall not be required to make payments in respect of the Guaranteed Operating Expenses Obligations in excess of the Limited Operating Expenses Guaranty Cap.

(c) Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Financing Parties on account of its liability hereunder, it will notify the Financing Parties in writing that such payment is made under this Guaranty for such purpose. No payment or payments made by any other person or received or collected by the Financing Parties from any other person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder.

(d) This Guarantee is a guarantee of payment, performance and compliance and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Borrower, or any other person or upon any other event, contingency or circumstance whatsoever. If, for any reason whatsoever, any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations shall not be paid or performed when due, then Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid in full the entire amount of such Guaranteed Principal Obligations or such Guaranteed Operating Expenses Obligations, as applicable, at the place specified in the Credit Agreement, or perform or comply with the same or cause the same to be performed or complied with.

3. No Subrogation, Contribution, Reimbursement, or Indemnity. Notwithstanding anything to the contrary in this Guaranty, so long as the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations are outstanding, Guarantor hereby agrees until the Guaranteed Principal Obligations and Guaranteed Operating Expenses Obligations are indefeasibly paid in full, it will not exercise any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, as the same may be amended from time to time, under common law or otherwise) of Lenders against Borrower, or any other person for the payment of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations. The provisions of this Section 3 shall survive the term of this Guaranty, until the indefeasible payment in full of the Guaranteed Principal Obligations and Guaranteed Operating Expenses Obligations.

4. Amendments with Respect to the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations made by the Financing Parties may be rescinded by the Financing Parties, and any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations continued, and the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Financing Parties, and the Credit Agreement, and any other Loan Documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Financing Parties may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Financing Parties for the payment of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations may be sold, exchanged, waived, surrendered or released. The Financing Parties shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations or for this Guaranty or any property subject thereto. Notwithstanding the foregoing, the Guaranteed Principal Obligations shall not include, and Guarantor shall have no obligations hereunder with respect to, any increase in the principal amount of the Loan made to Borrower under the Credit Agreement or in the rate of interest accruing thereon or in any other amounts due and owing by Borrower to the Lenders thereunder, to the extent that such increase results from any written amendment or waiver of any provision of the Credit Agreement which is made or consented to by Borrower without the prior written consent of Guarantor.

5. Guaranty Absolute and Unconditional.

(a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations and notice of or proof of reliance by the Financing Parties upon this Guaranty or acceptance of this Guaranty; the Guaranteed Principal Obligations and Guaranteed Operating Expenses Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Borrower and Guarantor, on the one hand, and the Financing Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(i) This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to:

(A) the validity, regularity or enforceability of the Credit Agreement, any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses

Obligations, or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Financing Parties,

(B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Financing Parties;

(C) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any Loan Document;

(D) any furnishing or acceptance of any security, or any release of any security for the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations or the failure of any security or the failure of any person to perfect any interest in any collateral;

(E) any failure, omission or delay on the part of Borrower or Guarantor to conform to or comply with any term of any Loan Document;

(F) any waiver of the payment, performance or observance of any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any Loan Document or any Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations;

(G) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to Borrower or Guarantor or any other person or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding;

(H) any merger or consolidation of Borrower, Guarantor or any of its Subsidiaries into or with any other entity, or any sale, lease or transfer of any of the assets of Guarantor of any of its subsidiaries to any other person;

(I) any change in the ownership of any equity interest of Borrower, or Guarantor or any of its Subsidiaries or any change in the relationship between Borrower and Guarantor and any other person, or any termination of such relationship; or

(J) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance (with or without notice to or knowledge of Borrower or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against Guarantor, in bankruptcy or in any other instance.

(b) When pursuing its rights and remedies hereunder against Guarantor, the Financing Parties may, but shall be under no obligation to, pursue such rights and remedies as it may have against Borrower or any other person or against any collateral security or guaranty for the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations or any right of offset with respect thereto, and any failure by the Financing Parties to pursue such other rights or remedies or to collect any payments from Borrower or any such other person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of Borrower or any such other person or of any such collateral security, guaranty or right of offset, shall not relieve Guarantor (except as it has been expressly released in writing) of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Financing Parties against Guarantor. Guarantor hereby waives any requirement that Borrower or any other person be joined in or made a party to any action to enforce this Guaranty or any right or remedy hereunder,

6. Waiver. Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 5 above, (b) notice to Guarantor of the incurrence of any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations, (c) notice to Guarantor that may be required, by statute, rule of law or otherwise, to preserve any rights of the Financing Parties against Guarantor, (d) presentment to or demand of payment from Guarantor or any other person with respect to any amount due under the Loan Documents or protest for nonpayment or dishonor, (e) any right to the enforcement, assertion or exercise by the Financing Parties of any right, power, privilege or remedy conferred in any Loan Document or otherwise, (f) any requirement of diligence on the part of the Financing Parties, (g) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under the Loan Documents, (h) any notice of any sale, transfer or other disposition by the Financing Parties of any right, title to or interest in the Loan Documents, and (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor.

7. Reinstatement. This Guaranty shall continue to be effective, or to be automatically reinstated, as the case may be, if any payment, or any part thereof, of any of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations is rescinded or must otherwise be restored or returned by the Financing Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for Borrower or Guarantor or any substantial part of their respective Property, or otherwise, all as though such payments had not been made.

8. Payments. Any amount received by the Financing Parties from whatsoever source and applied to the payment of the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations shall be applied in accordance with the terms of the Credit Agreement.

9. Representations and Warranties; Covenants. The representations and warranties and covenants made by Guarantor in the Credit Agreement are incorporated herein by reference as if made by Guarantor herein.

10. Notices. Except as otherwise expressly permitted by this Guaranty, all notices, requests and other communications provided for herein shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11. Amendments; Waiver.

(a) Except as otherwise expressly provided in this Guaranty, any provision of this Guaranty may be modified or supplemented only by an instrument in writing signed by Guarantor and the Financing Parties and any provision of this Guaranty may be waived in writing by the Financing Parties.

(b) No failure or delay of the Financing Parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Financing Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guaranty or any other Loan Document or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

12. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13. Section Headings. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

14. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guaranty by signing any such counterpart. This Guaranty and the other Loan Documents may be signed and delivered through facsimile signatures, which shall operate as true and effective signatures of the persons sending the facsimile transmission.

15. GOVERNING LAW AND JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE

INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

16. WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

17. Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

18. Non-Recourse. Notwithstanding anything contained to the contrary in this Guaranty or any of the other Loan Documents, no member, director, officer, manager, employee or agent of Guarantor shall be personally liable for the payment of any amount due and owing under this Guaranty, including, without limitation, any of the principal of or interest on the Guaranteed Principal Obligations or Guaranteed Operating Expenses Obligations, any fees or expenses due and owing in connection therewith, any losses or damages sustained by the Financing Parties in connection therewith or other non-performance by Borrower or Guarantor or for any other obligation or liability under this Guaranty or any other Loan Documents, provided, however, that the foregoing limitations on the member, director, officer, manager, employee or agent of Guarantor’s personal liability with respect to principal, interest, fees and expenses, losses or damages shall not impair the validity of the indebtedness secured by the Collateral or the Lien on the Collateral or the right of the Financing Parties as secured party to foreclose and/or enforce or protect its rights in or with respect to the Collateral pursuant to the Loan Documents.

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Guarantor:	GREAT AMERICAN GROUP LLC

	By:	/s/ Harvey Yellen
	Name:	Harvey M. Yellen
	Title:	Manager/Chairman

	By:	/s/ Andrew Gumaer
Name:
Title:

Address for Notices:

Great American Group, LLC

9 Parkway North

Suite 300

Deerfield, IL 60015

Facsimile No. (847) 444-1401

With a copy to:

Frank J. Taboada

Greenberg & Bass LLP

16000 Ventura Boulevard, Suite 1000

Encino, California 91436-2730

Phone: 818-382-6200

Fax: 818-986-6534

Email: ftaboada@greenbass.com

GSOP:	GARRISON SPECIAL OPPORTUNITIES FUND LP

	By:	/s/ Joseph Tansey
	Name:	Joseph Tansey
	Title:	Co-President

Address for Notices:

Garrison Special Opportunities Fund LP,

1350 Avenue of the Americas,

New York, New York 10019

Attention: Brian Chase,

Facsimile No.: (212) 372-9225,

E-Mail: bchase@garrisoninv.com

With a copy to:

KIRKLAND & ELLIS LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention: Todd A. Miller

Telephone: (212) 446-4753

Facsimile: (212) 446-4900

GAGE:	GAGE INVESTMENT GROUP, LLC

	By:	/s/ J. Tim Pruban
Name:
Title:

Address for Notices: Address for Notices: Gage Investment Group, LLC 5001 West Lemon Street, Tampa, FL 33609, Attention: Tim Pruban, Facsimile No.: (813) 281-0063 E-Mail: t.pruban@focusmg.com